Exhibit 10.2

CLOSING AGREEMENT

This Closing Agreement (this “Agreement”) is made and entered into this 30th day of September, 2011, by and between CNX Gas Company LLC (“CONSOL”) and Noble Energy, Inc. (“Noble”). CONSOL and Noble are sometimes referred to herein as a “Party” and collectively as “Parties”. Capitalized terms used but not defined in this Agreement will have the meanings given to such terms in the Acquisition Agreement (defined below).

RECITALS

The Parties entered into that certain Asset Acquisition Agreement, dated August 17, 2011 (as amended from time to time, the “Acquisition Agreement”).

The Parties desire to memorialize certain mutual agreements relating to the Closing of the transactions contemplated by the Acquisition Agreement.

NOW, THEREFORE, for and in consideration of the mutual agreements herein contained, the benefits to be derived by each Party, and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the Parties hereby agree as follows:

1.
McDowell Wells. The wells in McDowell county, West Virginia, that are more particularly described on Annex I (the “McDowell Wells”) shall be deemed to be deleted from Exhibit B to the Acquisition Agreement and shall be deemed to be Excluded Assets for purposes of the Acquisition Agreement. Further, in respect of the McDowell Wells, the amount of the Producing Properties Cash Payment shall be reduced by the amount set forth on Schedule I.

2.	Adjustments to Closing Cash Payments. The Parties agree that Section 3.2(b)(vi) of the Acquisition Agreement shall be replaced with the following:
“(vi)    [Intentionally Omitted]; and”

3.
Additional Wells; Additional Well Costs. The Parties acknowledge (a) that, in addition to the Wells listed on Exhibit B to the Acquisition Agreement, Noble will be acquiring an interest in certain additional wells that have been drilled and completed, such wells being set forth on Annex II, and wells that have been spudded but not completed (the “Additional Wells”) and (b) that CONSOL has incurred prior to the Effective Time and paid certain Property Expenses and other costs and expenses attributable to the interest that Noble is acquiring in such Additional Wells (the “Additional Well Costs”). The Parties hereby agree that, in respect of the Additional Wells and the Additional Well Costs, a new Section 3.2(a)(vi) shall be added to the Acquisition Agreement, which shall read as follows:

“(vi)    an amount equal to all Additional Well Costs (as defined in that certain Closing Agreement, dated as of the Closing Date, between CONSOL and Noble (the “Closing Agreement”)) incurred prior to the Effective Time and paid by or on behalf of CONSOL that are attributable to the interest that Noble will acquire in the Additional Wells (as defined in the Closing Agreement).”

4.
Additional and Excluded Leases and Fee Interests. The Leases listed on Annex III-1 as “Additional Unscheduled Leases” (the “Additional Unscheduled Leases”) shall be deemed to be added to Part 1 (Non-Producing Leases) of Exhibit A to the Acquisition Agreement and

shall be deemed to be Leases for purposes of the Acquisition Agreement. The Leases listed on Annex III-2 as “Additional Producing Leases” (the “Additional Producing Leases”) shall be deemed to be added to Part 2 (Producing Leases) of Exhibit A to the Acquisition Agreement and shall be deemed to be Leases for purposes of the Acquisition Agreement. The Leases listed on Annex III-3 as “Excluded Leases” (the “Excluded Leases”) shall be deemed to be deleted from Exhibit A to the Acquisition Agreement and shall be deemed to be Excluded Assets for purposes of the Acquisition Agreement. Further, (a) in respect of the Additional Unscheduled Leases, the First Cash Payment, the Second Cash Payment, the Third Cash Payment and the Carried Cost Obligation shall each be increased by the amounts set forth on Schedule I and (b) in respect of the Excluded Leases, the First Cash Payment, the Second Cash Payment, the Third Cash Payment and the Carried Cost Obligation shall each be decreased by the amounts set forth on Schedule I.

5.
Net Acres and Leases. With respect to each of the Leases listed on Annex IV (the “Revised Scheduled Leases”), the Conveyed Interests may only contain the Net Acres set forth for such Lease on Annex IV (which is less than the Net Acres set forth for such Lease on Exhibit A and Schedule 1.1 to the Acquisition Agreement). For purposes of Closing, CONSOL agrees to assume that each Revised Scheduled Lease contains only the Net Acres set forth for such Revised Scheduled Lease on Annex IV and, as a result of such assumption, the Parties agree that (a) Net Acres for each Revised Scheduled Lease as listed on Exhibit A and Schedule 1.1 to the Acquisition Agreement shall be deemed to be replaced with the corresponding Net Acres set forth on Annex IV, (b) Allocated Value for each Revised Scheduled Lease as listed on Schedule 1.1 to the Acquisition Agreement shall be deemed to be replaced with the corresponding Allocated Value set forth on Annex IV, and (c) the First Cash Payment, the Second Cash Payment, the Third Cash Payment and the Carried Cost Obligation shall each be decreased by the amounts set forth on Schedule I. Notwithstanding the foregoing, following the Closing and prior to the Title Defect Claim Date, if CONSOL is able to establish (either pursuant to the Parties mutual agreement or pursuant to the title dispute resolution procedures set forth in Section 5.3(j) of the Acquisition Agreement, which shall apply mutatis mutandis) that any Revised Scheduled Lease contains a greater number of Net Acres than the Net Acres set forth for such Revised Scheduled Lease on Annex IV, then with respect to any such Revised Schedule Lease, the Parties agree that, in lieu of treating such additional Net Acres as a Title Benefit under the terms of the Acquisition Agreement, the Parties will increase (a) the amount of each of the First Cash Payment, the Second Cash Payment, the Third Cash Payment by one-third of one-half of the Allocated Value associated with the additional Net Acres attributable to such Revised Scheduled Lease (provided that if Noble made any of the foregoing cash payments prior to the date that CONSOL is able to establish that any Revised Scheduled Lease contains a greater number of Net Acres than the Net Acres set forth for such Revised Scheduled Lease on Annex IV, then within 5 Business Days after such Net Acres amount is established Noble shall pay to the applicable Cost Reconciliation Account the amount it would have been required to pay in connection with the payment of such prior cash payment(s) if such greater Net Acres had been established prior to the date of such payments(s)) and (b) the Carried Cost Obligation by one-half of the Allocated Value associated with the additional Net Acres attributable to such Revised Scheduled Lease.

6.
Duplicate Leases. With respect to each of the Leases listed on Annex V (the “Duplicate Leases”), the Parties agree that (a) each Duplicative Lease is reflected more than once on Exhibit A to the Acquisition Agreement, (b) all references on Exhibit A and Schedule 1.1 to the Acquisition Agreement to the Duplicate Leases shall be deemed to be deleted and the references to the Duplicate Leases on Annex V shall be deemed to be added to Exhibit A and Schedule 1.1 to the Acquisition Agreement, and (c) the First Cash Payment shall be decreased by the amount set forth on Schedule I.

7.
Minimum Net Acres. The Parties agree that, in respect of the Additional Unscheduled Leases, the Additional Production Leases, the Excluded Leases, the Duplicate Leases, the Revised Scheduled Leases, the Hard Consent Assets and the Preferential Purchase Right Assets, Schedule 1.2 to the Acquisition Agreement shall be replaced Schedule 1.2 attached hereto as Annex VI.

8.	Conveyed Interests. The Parties agree that Section 2.1(a)(i) of the Acquisition Agreement shall be replaced with the following:
“(i)    the oil, gas and/or mineral leases and oil and gas and mineral fee interests more particularly described in Exhibit A, insofar and only insofar as such leases and oil and gas and mineral fee interests cover depths within the Marcellus Formation (such 50% of CONSOL's interest in such leases and oil and gas and mineral fee interests as so limited, collectively, the “Leases”), including all working interests, overriding royalty interests, net profits interests, carried interests or similar rights or interest in the Leases, and together with all rights, privileges, benefits and powers conferred upon the holder of such oil, gas and/or mineral leases with respect to the use and occupation of the surface of the lands covered thereby that may be necessary, convenient or incidental to the possession and enjoyment of such oil, gas and/or mineral leases;”

9.	Retained Interests. The Parties agree that the definition of “Retained Interests” that is used in the Acquisition Agreement shall be replaced with the following definition:
“'Retained Interest' means (a) all of CONSOL's rights in and to the oil, gas and/or mineral leases and oil and gas and mineral fee interests described in Exhibit A, insofar and only insofar as such leases and oil and gas and mineral fee interests cover depths and formations outside of the Marcellus Formation, and (b) a non-exclusive right to use the surface and install pipelines and gathering systems in connection with the ownership or operation of such leases and interests with respect to such depths and formations, and all wells to the extent associated therewith.”

10.
Additional Interests. The term “Additional Interests” as defined in the Acquisition Agreement and the Development Agreement shall be deemed to exclude any Leases in the Development Area that have been acquired since April 29, 2011 by CONSOL from any of its Affiliates.

11.	Indemnity Provisions. The Parties agree that Section 13.12 of the Acquisition Agreement shall be removed from the Acquisition Agreement and given no force or effect.

12.
Well No. 015903. The Parties acknowledge that the Lease referenced in Exhibit B to the Acquisition Agreement for Well No. 015903 (API # 3712927880) is “MAWC TR 25 BOWMAN #4” (and not “MAWC TR 7 BOWMAN #4”) and that such reference will be corrected in the Assignment that is executed at Closing.

13.
Environmental Defects. The Parties acknowledge that Noble did not deliver an Environmental Defect Notice on or prior to the Environmental Defect Claim Date and, at Closing, no adjustments will be made to the Closing Cash Payment in respect of any alleged Environmental Defects.

14.
Pre-Closing Title Defects. The Parties acknowledge that Noble did not deliver a Title Defect Notice on or prior to Closing and, at Closing, no adjustments will be made to the Closing Cash Payment in respect of any alleged Title Defects.

15.	Consent Schedule. The following Consents shall be deemed to be added to Schedule 7.4 of the Acquisition Agreement:
Lease Consents:

Lease Number / Reference	Agreement Name	Agreement Date	County	State
LW-1334	Lease	2/1/1935	Greene	PA
L208654	Oil and Gas Lease	10/22/2008	Westmoreland	PA
L210136	Paid-Up Lease	6/2/2010	Westmoreland	PA

Agreements:

Reference Number	Agreement Name	Parties	Agreement Date	County	State
	Oil & Gas Sublease Agreement (as amended)	NiSource Energy Ventures, LLC, Columbia Gas Transmission, LLC and CONSOL	7/27/2009	Greene (PA), Washington (PA) and Marshall (WV)	PA WV

The following Consents shall be deemed to be removed from Schedule 7.4 of the Acquisition Agreement:
Operating Agreement Consents:

Lease Number / Reference	Agreement Name	Agreement Date	County	State
3,032	Operating Agreement	6/19/2009	Washington	PA
316,374	Operating Agreement	8/3/1982	Upshur	WV

Farmout Consents:

Lease Number / Reference	Agreement Name	Agreement Date	County	State
311,776	Farmout Agreement	7/14/2003	Braxton	WV

16.	Material Contracts Schedule. The following Contracts shall be deemed to be added to Schedule 7.8 of the Acquisition Agreement:

Agreements:

Reference Number	Agreement Name	Parties	Agreement Date	County	State
	Oil & Gas Sublease Agreement (as amended)	NiSource Energy Ventures, LLC, Columbia Gas Transmission, LLC and CONSOL	7/27/2009	Greene (PA), Washington (PA) and Marshall (WV)	PA WV

17.	Preferential Purchase Right Schedule. The following Preferential Purchase Right shall be deemed to be removed from Schedule 7.10 of the Acquisition Agreement:
Operating Agreements:

Number / Reference	Agreement Name	Agreement Date	County	State
3,032	Operating Agreement	6/19/2009	Washington	PA
316,374	Operating Agreement	8/3/1982	Upshur	WV

Deeds:

Number / Reference	Agreement Name	Agreement Date	County	State
72,666	Deed	8/7/2008	Washington	PA
268,021	General Warranty Deed	2/24/1994	Washington	PA
623,235	Deed	4/9/1968	Marshall	WV
623,236	Deed	4/10/1968	Marshall	WV
623,237	Deed	8/3/1968	Marshall	WV
625,272	General Warranty Deed	11/17/2004	Marshall	WV
702,057	Deed	3/31/1951	Ohio	WV

Options:

Number / Reference	Agreement Name	Agreement Date	County	State
625,388	Option to Purchase	7/10/2008	Marshall	WV

Farmouts:

Number / Reference	Agreement Name	Agreement Date	County	State
311,776	Farmout Agreement	7/14/2003	Braxton	WV

Agreements:

Number / Reference	Agreement Name	Agreement Date	County	State
OPAG094	Basic Agreement	4/1/1977	Allegheny, Bedford, Blair, Cambria, Centre, Clinton, Fayette, Greene, Somerset, Washington & Westmoreland	PA

18.
Hard/Soft Consents. CONSOL has not obtained those Consents set forth on Annex VII. The Consents listed on Annex VII that are marked with a “” in the column entitled “Hard Consent” are referred to herein as the “Hard Consents,” and the remaining Consents listed on Annex VII are referred to herein as the “Soft Consents.”

With respect to the Soft Consents, in accordance with Section 5.5(b)(ii) of the Acquisition Agreement, (a) the Conveyed Interests subject to the Soft Consents shall be assigned to Noble by CONSOL at Closing as part of the Conveyed Interests and (b) any Liability that arises due to the failure to obtain any Soft Consent shall be borne 50% by CONSOL and 50% by Noble. With respect to the Hard Consents, in accordance with Section 5.5(b)(i) of the Acquisition Agreement, (i) the Conveyed Interests affected by the Hard Consents (the “Hard Consent Assets”) shall be excluded from the Conveyed Interests assigned to Noble by CONSOL at Closing and (ii) the Closing Cash Payment shall be reduced by the Allocated Value of the Hard Consent Assets, which Hard Consent Assets and their associated Allocated Values are as set forth on Annex VII.

Section 5.5(b)(i) of the Acquisition Agreement shall continue to apply to the Parties with respect to the Hard Consents and the associated Hard Consent Assets from and after the Closing.

19.
Preferential Purchase Rights. The Preferential Purchase Rights listed on Annex VIII have either (a) not been waived by the appropriate party and the period for exercising such Preferential Purchase Right has not lapsed (the “Outstanding Preferential Purchase Rights”) or (b) been exercised by the appropriate party (the “Exercised Preferential Purchase Rights”). The Exercised Preferential Purchase Rights are marked with a “” in the column entitled “Exercised” on Annex VIII.

In accordance with Section 5.5(a)(i) of the Acquisition Agreement, (a) the Conveyed Interests subject to Outstanding Preferential Purchase Rights and the Exercised Preferential Purchase Rights (the “Preferential Purchase Right Assets”) shall be excluded from the Conveyed Interests to be assigned to Noble by CONSOL at Closing and (b) the Closing Cash Payment shall be reduced by the Allocated Value of the Preferential Purchase Right Assets, which Preferential Purchase Right Assets and their associated Allocated Values are as set forth on Annex VIII.
The Parties further acknowledge that Section 5.5(a)(i) of the Acquisition Agreement shall continue to apply to the Parties with respect to the Outstanding Preferential Purchase Rights and the Exercised Preferential Purchase Rights and the associated Preferential Purchase Right Assets from and after the Closing.

20.	Sublease Agreement. With respect to that certain Oil & Gas Sublease Agreement, dated July

27, 2009, between NiSource Energy Ventures, LLC, Columbia Gas Transmission, LLC and CONSOL (as amended, the “Sublease Agreement”), (a) the Sublease Agreement shall be deemed to be an Applicable Contract and Noble shall acquire an interest therein at Closing in accordance with the Acquisition Agreement, (b) for purposes of Sections 5.1, 5.2 and 5.3 of the Acquisition Agreement, CONSOL shall be treated as if, as of the Closing Date, it had earned and had record title to an interest in the Leases subject to the Sublease Agreement, which Leases are set forth on Annex IX (the “NiSource/Columbia Leases”), as contemplated by the Sublease Agreement (c) solely for purposes of determining which Leases are actually assigned to Noble by CONSOL at Closing, the NiSource/Columbia Leases shall be deemed to be removed from Exhibit A to the Acquisition Agreement and from Exhibit A to the New Assignment (defined below), and (d) the term Permitted Encumbrances shall be deemed to include the terms and conditions of the Sublease Agreement so long as the net cumulative effect of the Sublease Agreement (which net cumulative effect will be determined assuming the conditions applicable to earning the NiSource/Columbia Leases under the Sublease Agreement have been satisfied and that CONSOL had actually received an assignment of the NiSource/Columbia Leases as of the Closing Date) does not (i) operate to reduce the Net Revenue Interest of CONSOL with respect to any NiSource/Columbia Lease to an amount less than the Net Revenue Interest set forth in Exhibit A to the Acquisition Agreement for such NiSource/Columbia Lease, and (ii) reduce the Net Acres in any Area to less than the Minimum Net Acres for such Area. The Parties further acknowledge that the Sublease Agreement requires the Parties to conduct certain drilling operations in order to earn the NiSource/Columbia Leases and that any future assignment of any NiSource/Columbia Lease to either CONSOL or Noble in accordance with the terms of the Sublease Agreement shall not be subject to the terms of Article V of the Development Agreement.

21.	Gathering Contracts. With respect to the Gathering Contracts, certain agreements of the Parties are set forth on Schedule II.

22.
Rights-of-Way. The rights-of-way exhibit that is attached as Exhibit C to the Acquisition Agreement shall be replaced with the rights-of-way exhibits attached to the counterparts of the New Assignment.

23.
Excluded Assets. The Parties agree that the definition of “Excluded Assets” shall include all SCADA and similar control equipment and network communication towers and Federal Communication Commission licenses.

24.
Assignment and Bill of Sale. At Closing, in lieu of executing the form of Assignment attached to the Acquisition Agreement, the Parties shall execute the form of Assignment and Bill of Sale and form of Mineral Interest Deed attached hereto as Annex X-1 and Annex X-2 (collectively, the “New Assignment”) and all references in the Acquisition Agreement to the “Assignment” shall hereafter be deemed to refer to the New Assignment.

25.
Development Agreement. At Closing, in lieu of executing the form of Development Agreement (including Exhibits) attached to the Acquisition Agreement, the Parties shall execute the form of Development Agreement (including Exhibits) attached hereto as Annex XI (collectively, the “New Development Agreement”) and all references in the Acquisition Agreement to the “Development Agreement” shall hereafter be deemed to refer to the New Development Agreement.

26.
Development Plan and Annual Plan and Budget. The Parties agree to, and to cause their representatives on the Joint Development Committee (as defined in the New Development Agreement) use their commercially reasonable efforts to mutually agree upon a more detailed Development Plan (as such term is defined in the New Development Agreement) and Annual Plan and Budget (as such term is defined in the New Development Agreement) for calendar year 2012, in each case, prior to December 15, 2011. If the Parties are able to reach such agreement, such agreed upon Development Plan and/or Annual Plan and Budget, as applicable, will replace the Development Plan attached to the New Development Agreement as Exhibit E and/or the Annual Plan and Budget attached to the New Development Agreement as Exhibit F, as applicable; provided that if the Parties are unable to reach such agreement, the Development Plan attached as of the date hereof to the New Development Agreement as Exhibit E and/or the Annual Plan and Budget attached as of the date hereof to the New Development Agreement as Exhibit F, as applicable, shall remain in effect.

27.	Tax Partnership Agreement. With respect to the Tax Partnership Agreement, certain agreements of the Parties are set forth on Schedule III.

28.
NAESB Agreement. At Closing, in lieu of executing the form of NAESB Agreement attached to the Acquisition Agreement, the Parties shall execute the form of NAESB Agreement attached hereto as Annex XII (the “New NAESB Agreement”) and all references in the Acquisition Agreement to the “NAESB Agreement” shall hereafter be deemed to refer to the New NAESB Agreement.

29.
Recordings. The Parties agree that the Assignments and Bills of Sale (including any associated affidavits of tax value), Deeds and Mineral Interest Deeds being executed by the Parties, as a result of, inter alia, acreage additions or deletions, may include allocated tax values for the Conveyed Interests that are different than the Allocated Values attributable to such Conveyed Interests under the Acquisition Agreement and this Agreement. Accordingly, the Parties agree that they shall cooperate with each other prior to the recording of such Assignments and Bills of Sale, Deeds and Mineral Interest Deeds to ensure that the allocated tax values for the Conveyed Interests are consistent with the Allocated Values attributable to such Conveyed Interests under the Acquisition Agreement and this Agreement.

Further, the Parties agree that at Closing they will execute and deliver counterparts of the Master JOA Memoranda (as defined in the New Development Agreement) for each county in which each Master JOA Memorandum is to be recorded but that Exhibit A to each county counterpart of the Master JOA Memorandum will not be completed. The Parties agree that they shall cooperate with each other prior to the recording of each Master JOA Memorandum to complete and attach the applicable Exhibit A to each such county counterpart of the Master JOA Memorandum (and the Parties agree that each such Exhibit A shall be consistent with the relevant county portion of Exhibit A that is attached to the Master JOA (as defined in the New Development Agreement)).

30.	Ratification. The Parties hereby ratify and confirm the terms and provisions of the Acquisition Agreement, to the extent modified hereby, for all purposes.

[SIGNATURE PAGE TO FOLLOW]

IN WITNESS WHEREOF, the Parties have executed and delivered this Closing Agreement as of the date first set forth above.

CONSOL: CNX GAS COMPANY LLC By:/s/ Stephen W. Johnson Name: Stephen W. Johnson Title: Vice President and Secretary
NOBLE: NOBLE ENERGY, INC. By:/s/ Shawn E. Conner Name: Shawn E. Conner Title: Vice President